Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE	Contact:	Paul C. Hudson, President/CEO
(323) 634-1700
www.broadwayfederalbank.com

BROADWAY FINANCIAL CORPORATION ANNOUNCES

RESIGNATION OF CHIEF FINANCIAL OFFICER

LOS ANGELES, CA – (BUSINESS WIRE) – June 30, 2005 – Broadway Financial Corporation (the “Company”) (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. (the “Bank”), today reported that Alvin D. Kang, the Company’s Chief Financial Officer, has tendered his resignation, effective July 31, 2005, to take a position with another bank.

CEO Paul Hudson stated, “It’s a good opportunity for Al, and we wish him well. Sam Sarpong, our Controller, will be the acting CFO until we decide on a more permanent solution.”

Broadway Federal Bank, f.s.b. is a community-oriented savings bank, which primarily originates residential mortgage loans and conducts funds acquisition in the geographic areas known as Mid-City and South Los Angeles. The Bank operates four full service branches, three in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Shareholders, analysts and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfederalbank.com.